Exhibit 99.1

ENERGY SERVICES OF AMERICA FILES ANNUAL REPORT

Huntington, WV   January 4, 2021- Energy Services of America Corporation (the “Company” or “Energy Services”) (OTC QB: ESOA), parent company of C.J. Hughes Construction Company and Nitro Construction Services, announced the filing of the Company’s Annual Report on Form 10-K. Energy Services earned revenues of $119.2 million with an income before tax of $3.6 million for fiscal year 2020. The Company had a net income available to common shareholders of $2.1 million and an adjusted EBITDA of $8.1 million for fiscal year ended September 30, 2020.

On December 11, 2020, the Company issued an earnings release in which the Company reported an income tax expense of $3.8 million due to Internal Revenue Service guidelines on the deductibility of Paycheck Protection Program (“PPP”) expenditures. At that time, PPP expenses were not tax deductible in the tax year spent for loan recipients that believe forgiveness is “reasonably certain”, but not yet received. This resulted in a net loss available to common shareholders of ($533,000) for fiscal year 2020.

On December 27, 2020, the Consolidated Appropriations Act (the “Act”) was signed into law. Included in the Act was additional COVID-19 aid for PPP loan recipients that allowed the tax deductibility of PPP expenditures. This resulted in $2.7 million in less income tax expense than the Company previously reported on December 11, 2020. As a result, the Company’s net income available to common shareholders was $2.1 million for fiscal year 2020.

Below is a comparison of the Company’s audited operating results for fiscal year 2020 compared to fiscal year 2019:

	2020	2019
Revenue	$119,194,440	$174,541,155

Cost of revenues	105,693,209	161,861,357

Gross profit	13,501,231	12,679,798

Selling and administrative expenses	9,831,578	8,857,386
Income from operations	3,669,653	3,822,412

Other income (expense)
Interest income	53,332	58,023
Other nonoperating expense	(239,862)	(112,814)
Interest expense	(486,246)	(1,064,222)
Gain on sale of equipment	579,326	258,082
	(93,450)	(860,931)

Income before income taxes	3,576,203	2,961,481

Income tax expense	1,143,186	968,571

Net income	2,433,017	1,992,910

Dividends on preferred stock	309,000	309,000

Net income available to common shareholders	$2,124,017	$1,683,910

Weighted average shares outstanding-basic	13,804,835	14,064,871

Weighted average shares-diluted	17,238,168	17,498,204

Earnings per share
available to common shareholders	$0.154	$0.120

Earnings per share-diluted
available to common shareholders	$0.123	$0.096

Please refer to the table below that reconciles adjusted EBITDA and adjusted EBITDA per common share with net income available to common shareholders:

	2020	2019
Net income available to common shareholders	$2,124,017	$1,683,910

Add: Income tax expense	1,143,186	968,571

Add: Dividends on preferred stock	309,000	309,000

Add: Interest expense	486,246	1,064,222

Less: Non-operating income	(392,796)	(203,291)

Add: Depreciation expense	4,395,362	4,157,849

Adjusted EBITDA	$8,065,015	$7,980,261
Weighted average shares outstanding-basic	13,804,835	14,064,871
Adjusted EBITDA per common share	$0.58	$0.57

Certain statements contained in the release, including without limitation statements including the words “believes,” “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Source: Energy Services of America Corporation

Contact: Douglas Reynolds, President

(304)-522-3868